Exhibit 21.1
Subsidiaries of Open Text Corporation as of June 30, 2022

Corporation Name	Jurisdiction
Open Text Pty Limited	Australia
Webroot Pty Ltd.	Australia
Open Text Software Austria GmbH	Austria
Open Text Tecnologia Da Informação (Brasil) Ltda.	Brazil
8493642 Canada Inc.	Canada
Open Text Canada Ltd.	Canada
Carbonite (China) Co., Ltd	China
Covisint Software Services (Shanghai) Co., Ltd.	China
GXS (Shanghai) Software Development Limited	China
Open Text Software Technology (Shanghai) Co., Ltd	China
Open Text s.r.o.	Czech Republic
AppRiver Parent, LLC	Delaware, United States
Carbonite China Holdings, LLC	Delaware, United States
Carbonite India Holdings, LLC	Delaware, United States
Carbonite, Inc.	Delaware, United States
GXS International, Inc.	Delaware, United States
GXS, Inc.	Delaware, United States
Mozy, Inc.	Delaware, United States
Open Text Holdings, Inc.	Delaware, United States
Open Text Inc.	Delaware, United States
Total Defense, LLC	Delaware, United States
Vignette Partnership, LP	Delaware, United States
Webroot Inc.	Delaware, United States
ZixCorp Global, Inc.	Delaware, United States
ZixCorp Systems, Inc.	Delaware, United States
Open Text A/S	Denmark
Acquisition U.K. Limited	England & Wales
AppRiver UK Limited	England & Wales
Carbonite (UK) Limited	England & Wales
EasyLink Services International Limited	England & Wales
GXS Limited	England & Wales
GXS UK Holding Limited	England & Wales
ICCM Professional Services Limited	England & Wales
Open Text UK Limited	England & Wales
Resonate KT Limited	England & Wales
Sysgenics Limited	England & Wales
Webroot Services Limited	England & Wales
Zix Corporation Limited	England & Wales
Open Text Oy	Finland
AppRiver, LLC	Florida, United States
Arm Research Labs, LLC	Florida, United States

Open Text SARL	France
Mailstore Software GmbH	Germany
Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Open Text Unterstützungskasse e.V.	Germany
RecomMind GmbH	Germany
Zix Germany GmbH	Germany
Open Text (Hong Kong) Limited	Hong Kong
GXS India Technology Centre Private Limited	India
Open Text Corporation India Private Limited	India
Open Text Technologies India Private Limited	India
Vignette India Private Limited	India
Open Text Ireland Limited	Ireland
Webroot Global Holdings Limited	Ireland
Webroot International Limited	Ireland
Chameleon Holdings Ltd.	Israel
CloudAlly Ltd.	Israel
Open Text S.r.l.	Italy
Open Text K.K.	Japan
Webroot K.K.	Japan
Open Text Software Technology (Malaysia) Sdn Bhd	Malaysia
Metastorm Inc.	Maryland, United States
Open Text, S. de R.L. de C.V.	Mexico
GreenView Data, Inc.	Michigan, United States
Carbonite Operations B.V.	Netherlands
Open Text Coöperatief U.A.	Netherlands
Open Text New Zealand Limited	New Zealand
3304709 Nova Scotia Limited	Nova Scotia, Canada
AppRiver Canada ULC	Nova Scotia, Canada
Open Text SA ULC	Nova Scotia, Canada
Open Text ULC	Nova Scotia, Canada
Open Text Venture Capital Investment Limited Partnership	Ontario, Canada
Open Text (Philippines), Inc.	Philippines
Open Text Sp.z.o.o.	Poland
Nstein Technologies Inc.	Quebec, Canada
XMedius Solutions Inc.	Quebec, Canada
GXS Inc.	Republic of Korea
Open Text Korea Co., Ltd.	Republic of Korea
Open Text Saudi Arabia LLC	Saudi Arabia
Open Text (Asia) Pte Limited	Singapore
Open Text South Africa (Pty) Limited	South Africa
AppRiver AG Spain S.L.	Spain
Open Text Software, S.L.U.	Spain
Open Text AB	Sweden

Carbonite GmbH	Switzerland
Open Text AG	Switzerland
Zix International AG	Switzerland
Zix Corporation	Texas, United States
GXS Ltd.	Thailand
Open Text Public Sector Solutions, Inc.	Virginia, United States
CM2.COM, Inc.	Washington, United States

*Excludes entities that are in liquidation or dissolution